UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 N. 71st Street, Suite 500 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 573-5340

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	REZI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2025 (the “Prior Form 8-K”), on July 30, 2025, Resideo Technologies, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), Resideo Intermediate Holding Inc., a corporation organized under the laws of the State of Delaware and an indirect wholly owned subsidiary of the Company (“RIH”), Honeywell International Inc., a corporation organized under the laws of the State of Delaware (“Honeywell”), and the guarantors party thereto, entered into that certain Termination Agreement (the “Termination Agreement”) pursuant to which, upon the closing of the transactions contemplated thereby (the “Closing”), RIH was required to make a one-time cash payment of $1,590,000,000.00 (the “Termination Payment”) to Honeywell in lieu of all future payments to which Honeywell was entitled pursuant to that certain Indemnification and Reimbursement Agreement (as defined in the Prior Form 8-K). The Closing occurred on August 13, 2025 and, effective as of that date, the Indemnification and Reimbursement terminated and is no longer in effect, subject to only certain limited provisions of the Indemnification and Reimbursement Agreement that survived the termination of such agreement as set forth in the Termination Agreement.

In connection with the Closing, and in order to finance a portion of the Termination Payment, on August 13, 2025 (the “Amendment Effective Date”), the Company entered into a Sixth Amendment to the Amended and Restated Credit Agreement, dated as of the Amendment Effective Date (the “Credit Agreement Amendment”) by and among the Company, RIH, Resideo Holding Inc., a Delaware corporation, Resideo Funding Inc., a Delaware corporation (“Borrower”), the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, which amended the existing Amended and Restated Credit Agreement dated as of February 12, 2021 (as amended from time to time, the “Existing Credit Agreement”).

Pursuant to the Credit Agreement Amendment, as contemplated by the Debt Commitment Letter (as defined in the Prior Form 8-K), the Company obtained incremental senior secured term loans with a seven-year maturity and an interest rate of Term SOFR plus 2.00% in an aggregate principal amount of $1.225 billion (the “Sixth Amendment Term Loans”). The terms of the Sixth Amendment Term Loans are substantially the same as the existing senior secured term B loan tranches maturing on February 14, 2028 and June 16, 2031 under the Existing Credit Agreement (collectively, the “Existing Term B Tranches”), other than with respect to maturity (as the Sixth Amendment Term Loans will mature on August 13, 2032). In addition, the Credit Agreement Amendment provides for certain amendments to the Existing Credit Agreement, including among other things, to (i) increase the interest rate on the Existing Term B Tranches from Term SOFR plus 1.75% to Term SOFR plus 2.00%, (ii) increase capacity to incur additional incremental debt and (iii) with respect to the revolving credit facility, (a) modify the total leverage ratio financial covenant to (x) temporarily increase the maximum permitted ratio to 4.00 to 1.00 for the test periods ending on September 30, 2025 and December 31, 2025 and (y) at the Borrower’s election (which may be exercised no more than two times prior to the maturity of the revolving credit facility), allow for the temporary increase in the maximum permitted ratio by 0.50x for the four fiscal quarter testing dates following a “material acquisition” (as defined therein), and (b) permit any future refinancings of the revolving credit facility.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 with respect to the Termination Agreement is incorporated herein by reference. As provided in Item 1.01 above, effective upon the Closing, the Indemnification and Reimbursement Agreement and all Guarantees (as defined therein) entered into pursuant to the terms thereof terminated, subject only to certain limited provisions of the Indemnification and Reimbursement Agreement that survived the termination of such agreement as set forth in the Termination Agreement. In particular, effective upon the Closing, Resideo’s obligation to make annual payments to Honeywell of up to $140 million through year-end 2043 was eliminated and all of the affirmative and negative covenants contained in the Indemnification and Reimbursement Agreement were terminated and ceased to be of any further force or effect. All of the other agreements between the Company and its subsidiaries, on the one hand, and Honeywell and its subsidiaries, on the other hand, remain in effect.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Credit Agreement Amendment is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing consummation of the transactions contemplated by the Termination Agreement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibits hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Sixth Amendment to Amended and Restated Credit Agreement, dated as of August 13, 2025, among Resideo Technologies, Inc., a Delaware corporation, Resideo Holding Inc., a Delaware corporation, Resideo Intermediate Holding Inc., a Delaware corporation, Resideo Funding Inc., a Delaware corporation, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release issued by Resideo Technologies Inc. on August 13, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDEO TECHNOLOGIES, INC.

By:	/s/ Jeannine J. Lane
Name:	Jeannine J. Lane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: August 14, 2025